As filed with the Securities and Exchange Commission on September 23, 1999.

                                                     Registration No. 333-75457




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                                __________

                     Post-Effective Amendment No. 2 to
                                FORM  S-8

                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                __________

                               BNCCORP, INC.
         (Exact name of Registrant as specified in its charter)


        Delaware                                             45-0402816
(State or other jurisdiction                             (I.R.S. Employer
      of incorporation)                               Identification Number)

                               322 East Main
                       Bismarck, North Dakota 58501
                     (Address, including zip code, of
                 Registrant's principal executive offices)



         BNCCORP, INC. 1998 Non-Employee Director Stock Option Plan
                          (Full title of the Plan)

                                __________




                            Gregory K. Cleveland
                   President and Chief Operating Officer
                               BNCCORP, INC.
                               322 East Main
                       Bismarck, North Dakota 58501
                              (701) 250-3040
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)



                                 Copy to:

                          William B. Masters, Esq.
       Jones, Walker, Waechter, Poitevent, Carre`re & Dene`gre, L.L.P.
                         201 St. Charles Avenue
                    New Orleans, Louisiana 70170-5100

                                Deregistration

      In accordance with the undertakings contained in Part II of this Registration Statement, we have filed this Post-Effective Amendment No. 2 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering of those securities.

      We hereby remove from registration 35,450 shares of common stock registered by us in this Registration Statement.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on September 16, 1999.

                                          BNCCORP, INC.


                                           By: /s/ Tracy J. Scott
                                              -------------------------
                                                     Tracy J. Scott
                                                  Chairman of the Board
                                               and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                   Title                              Date
        ---------                                   -----                              ----

   /s/ Tracy J. Scott                      Director, Chairman of the            September 16, 1999
------------------------------          Board and Chief Executive Officer
       Tracy J. Scott                    (Principal Executive Officer)


/s/ Gregory K. Cleveland                   Director, President and Chief        September 16, 1999
------------------------------             Operating Officer (Principal
    Gregory K. Cleveland                 Financial and Accounting Officer)


    /s/ Brad J. Scott                             Director                      September 16, 1999
------------------------------
        Brad J. Scott

   /s/ Kevin D. Pifer                             Director                      September 16, 1999
------------------------------
       Kevin D. Pifer

    /s/ John A. Hipp                              Director                      September 16, 1999
------------------------------
        John A. Hipp, M.D.

/s/ Richard M. Johnsen, Jr.                       Director                      September 16, 1999
------------------------------
    Richard M. Johnsen, Jr.

     /s/ Jon Strinden                             Director                      September 16, 1999
------------------------------
         Jon Strinden

   /s/ John M. Shaffer                            Director                      September 16, 1999
------------------------------
       John M. Shaffer

   /s/ Jerry R. Woodcox                           Director                      September 16, 1999
------------------------------
       Jerry R. Woodcox


* By: /s/ Tracy J. Scott
     -------------------------
          Tracy J. Scott
     Attorney-in-Fact and Agent